         As filed with the Securities and Exchange Commission on April 21, 2000
                                                     Registration No. 333-_____

===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              ---------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             TRIMARK HOLDINGS, INC.
             (Exact Name of Registrant as Specified in its Charter)

           DELAWARE                                           95-4272695
 (State or other jurisdiction                              (I.R.S. Employer
of incorporation or organization)                        Identification Number)

                         4553 Glencoe Avenue, Suite 200
                        Marina del Rey, California 90292
          (Address of Principal Executive Offices, including Zip Code)

                1999 STOCK OPTION PLAN OF TRIMARK HOLDINGS, INC.
             and TRIMARK HOLDINGS, INC. 1999 DIRECTORS' OPTION PLAN

                           (Full Titles of the Plans)


                                  JEFF GONZALEZ
                             CHIEF FINANCIAL OFFICER
                             TRIMARK HOLDINGS, INC.
                         4553 GLENCOE AVENUE, SUITE 200
                        MARINA DEL REY, CALIFORNIA 90292
                     (Name and Address of Agent For Service)

                                 (310) 314-2000
          (Telephone Number, Including Area Code, of Agent For Service)

                                    Copy to:

                              WILLIAM M. ROSS, ESQ.
                                 BRYAN CAVE LLP
                             120 BROADWAY, SUITE 300
                           SANTA MONICA, CA 90401-2305
                                 (310) 576-2102

===============================================================================

                         CALCULATION OF REGISTRATION FEE

 TITLE OF SECURITIES TO BE      AMOUNT TO BE       PROPOSED MAXIMUM          PROPOSED MAXIMUM             AMOUNT OF
         REGISTERED            REGISTERED (1)     OFFERING PRICE PER     AGGREGATE OFFERING PRICE     REGISTRATION FEE
                                                       SHARE (2)                   (2)
common stock, par value            250,000                N/A                 $1,218,750                    $322
$.001 per share ("Common
Stock") (3)

Common Stock (4)                   106,000                N/A                   $442,620                    $117

         Total                     356,000                N/A                 $1,661,370                    $439


(1) Pursuant to Rule 416, this Registration Statement shall also cover a presently indeterminate number of additional shares of the Registrant's Common Stock that may become issuable as a result of anti-dilution adjustments deemed necessary or equitable by the Board of Directors of the Registrant upon stock splits, stock dividends or other similar changes in capitalization.

(2)  Estimated solely for the purpose of calculating the registration fee.

(3) These shares are offered under the Registrant's 1999 Stock Option Plan. As none of the options have yet been granted, pursuant to Rule 457(h)(1) the filing fee is calculated based upon the average of the high and low selling prices per share of the Common Stock on April 14, 2000, as reported on the Nasdaq SmallCap Market, which was $4.875 per share.

(4) These shares are offered under the Registrant's 1999 Directors' Option Plan. Pursuant to Rule 457(h)(1), the filing fee for the 42,000 shares subject to options that have been granted is calculated based upon the weighted average of the various strike prices of such shares, which is $3.11. Pursuant to Rule 457(h)(1), the filing fee for the 64,000 shares subject to options that have not yet been granted is calculated based upon the average of the high and low selling prices per share of the Common Stock on April 14, 2000, as reported on the Nasdaq SmallCap Market, which was $4.875 per share.

===============================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
                                EXPLANATORY NOTE

     Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act") and the Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents of the Registrant heretofore filed with the Securities and Exchange Commission (the "Commission") are hereby incorporated in this Registration Statement by reference:

(1) The Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 1999;

(2) The Registrant's Quarterly Reports on Form 10-Q for the fiscal quarters ended September 30, 1999 and December 31, 1999;

(3) The Registrant's definitive Proxy Statement dated October 15, 1999 in connection with its Annual Meeting of Stockholders held on November 17, 1999; and

(4) The description of the Common Stock contained in the Registrant's Registration Statement on Form 8-A dated May 23, 1990.

     All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a) and (c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered hereunder have been sold or which deregisters all such shares then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such reports or documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


ITEM 4.  DESCRIPTION OF SECURITIES.

     Not applicable.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145(a) of the Delaware General Corporation Law ("DGCL") provides that a

Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no cause to believe his or her conduct was unlawful.

     Section 145(b) of the DGCL provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if he or she acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to be indemnified for such expenses which the court shall deem proper.

     Section 145 of the DGCL further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsection (a) and (b) or in the defense of any claim, issue or matter therein, such officer or director shall be indemnified against expenses actually and reasonably incurred by him or her in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the corporation may purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against such officer or director and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liabilities under Section 145.

     As permitted by Section 102(b)(7) of the DGCL, the Registrant's Certificate of Incorporation, as amended, provides that a director shall not be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director. However, such provision does not eliminate or limit the liability of a director for acts or omissions not in good faith or for breaching his or her duty of loyalty, engaging in intentional misconduct or knowingly violating a law, paying a dividend or approving a stock repurchase which was illegal, or obtaining an improper personal benefit. A provision of this type has no effect on the availability of equitable remedies, such as injunction or rescission, for breach of fiduciary duty.

     The Registrant's Certificate of Incorporation, as amended, and its Bylaws provide for indemnification of its directors, officers, agents and employees to the fullest extent permissible under applicable law.

     The Registrant maintains policies of directors' and officers' liability insurance.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.  EXHIBITS.

     See Index to Exhibits.

ITEM 9.  UNDERTAKINGS.

(1)  The undersigned Registrant hereby undertakes:

     (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that paragraphs
               (1)(a)(i) and (1)(a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

     (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(2) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on this 21st day of April, 2000.

                                            TRIMARK HOLDINGS, INC.


                                            By:  /s/ Mark Amin
                                               -----------------------
                                            Mark Amin
                                            Chairman of the Board and
                                            Chief Executive Officer

                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mark Amin and Jeff Gonzalez, or each one of them acting alone, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on this 21st day of April, 2000, by the following persons in the capacities indicated.

      Signature                                              Title
      ---------                                              -----
  /s/ Mark Amin                            Chairman of the Board and Chief Executive Officer
-----------------------------              (Principal Executive Officer)
Mark Amin


  /s/ Jeff Gonzalez                        Chief Financial Officer and Secretary (Principal
-----------------------------              Financial and Accounting Officer)
Jeff Gonzalez


  /s/ Peter J. Dekom                       Director
-----------------------------
Peter J. Dekom


  /s/ Matthew H. Saver                     Director
-----------------------------
Matthew H. Saver


  /s/ Tofigh Shirazi                       Director
-----------------------------
Tofigh Shirazi


  /s/ Gordon Stulberg                      Director
-----------------------------
Gordon Stulberg

                                  EXHIBIT INDEX

Exhibit
Number          Description                                                                   Method of Filing
-------         -----------                                                                   ----------------
4.1             The Registrant's Certificate of Incorporation, incorporated herein by reference to Exhibit 3.1 of the Registrant's Annual Report on Form 10-K
                for the fiscal year ended June 30, 1992.

4.2 The Registrant's Bylaws, as amended, incorporated herein by reference to Exhibit 3.2 of the Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 1991.

4.3 The Registrant's 1999 Stock Option Plan, incorporated by reference to Annex A to the Registrant's proxy statement dated
                October 15, 1999 and filed with the Commission on October 21,
                1999.

4.4 The Registrant's 1999 Directors' Option Plan, incorporated herein by reference to Exhibit 10.100 of the Registrant's
                Quarterly Report on Form 10-Q for the quarter ended March 31,
                1999.

5.1             Opinion of Bryan Cave LLP                                                     Filed herewith
                                                                                              electronically

23.1            Consent of PricewaterhouseCoopers LLP                                         Filed herewith
                                                                                              electronically

23.2            Consent of Bryan Cave LLP (included in Exhibit 5.1)

24.1            Power of Attorney (included on signature page of this Registration
                Statement).